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                           OEC MEDICAL SYSTEMS,INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


                                                      Standard Milestone Option
                                                      -------------------------


          AGREEMENT made as of the      day of       , 199   by and between OEC
                                   ----       ------      --
Medical Systems, Inc., a Delaware corporation (hereinafter called "Company") and ___________________________(hereinafter called "Optionee").


                                  WITNESSETH:

RECITALS
--------

        A. The Company's 1998 Stock Option Plan (the "Plan") has been implemented for the purpose of providing equity incentives to select Employees (including Officers and Directors) and Consultants of the Company and the Company's Subsidiaries in order to encourage such persons to remain in the employ or service of the Company or the Company's Subsidiaries.

        B. Optionee is an individual who is to render valuable services to the Company or its Subsidiaries, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

        C. The granted option is intended to be a non-qualified stock option which does NOT meet the requirements of Section 422 of the Internal Revenue Code.

        NOW, THEREFORE, it is hereby agreed as follows:

        1. GRANT OF OPTION. The Company hereby grants to Optionee a non-
           ---------------
qualified stock option (the "Option") under the Plan to purchase all or any part of an aggregate of shares of the Company's common stock, $0.01 par value per share ("Common Stock"), upon the terms and conditions set forth herein and in the Plan, with the terms and conditions of the Plan hereby incorporated into this Agreement by reference. Except to the extent otherwise specifically provided in this Agreement, all capitalized terms shall have the meaning set forth in the Plan.

        2. EFFECTIVE DATE. The effective date and grant date of this Option are
           --------------
(the "Effective Date").

        3. EXERCISE PRICE. The exercise price for purchase of the shares of
           --------------
Common Stock covered by this Option (the "Option Shares") shall be $
                                                                    ----------
per share (the "Option Price"), the closing selling price per share of the Common Stock on the New York Stock Exchange on the Effective Date, as reported in the Wall Street Journal.

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        4. OPTION TERM. This Option shall terminate on the first to occur of (i)
           -----------
the expiration of the applicable exercise period under Paragraph 7 following the date of the Optionee's Employment Termination or (ii) the expiration date of the ten-year period measured from the Effective Date (the "Expiration Date").

        5.  ADJUSTMENTS/STOCKHOLDER RIGHTS.
            ------------------------------
        A. The number of Option Shares and the Option Price payable per share may be adjusted by the Plan Administrator upon certain circumstances in accordance with the provisions of Section 4.4 of Article I and Section 3.1 of
Article II of the Plan.

        B. Optionee shall have no stockholder rights with respect to any Option Shares until Optionee shall have exercised the Option, paid the Option Price and been issued a stock certificate for the purchased Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article I and Section 3.1 of Article II of the Plan.

        6.  EXERCISE OF OPTIONS.
            -------------------
        A.  NORMAL EXERCISE SCHEDULE
            ------------------------

        Provided Optionee continues to render services as an Employee, Director or Consultant, this Option shall become exercisable for all of the Option Shares upon the Optionee's completion of [[six (6) years]] of service with the Company
as an Employee, Director or Consultant measured from the       ,
                                                         -----    -------------
199  Effective Date.


        B.  SPECIAL ACCELERATION SCHEDULE
            -----------------------------

        In the event the following milestones are achieved while Optionee continues in the Company's service as an Employee, Director or Consultant, the exercisability of this Option shall accelerate, and the Option shall become immediately exercisable, for one or more installments of the Option Shares in accordance with the following schedule:

[Milestones as defined by Plan Administrator]
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          The milestones triggering the acceleration of the Option Shares shall be appropriately adjusted in the event of any stock dividend, stock split, recapitalization or other similar change affecting the number of outstanding shares of Common Stock effected without the Company's receipt of consideration.

        C.  CUMULATIVE INSTALLMENTS
            -----------------------

        Each installment of Option Shares for which this Option becomes exercisable under either the Normal Exercise Schedule or the Special Acceleration Schedule shall accumulate, and the Option shall remain exercisable for such accumulated installments until the Expiration Date or sooner termination of this Option pursuant to Paragraph 7 of this Agreement.

        7.  EXERCISE AFTER EMPLOYMENT TERMINATION.  This Option shall not become
            -------------------------------------
exercisable for any additional Option Shares following the Optionee's Employment Termination and may only be exercised after such Employment Termination as follows:

            A. If the Optionee's Employment Termination occurs for any reason other than death or Permanent Disability, then this Option may be exercised, for

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one or more of the Option Shares (if any) for which it was exercisable on the date of such Employment Termination, only during the ninety (90)-day period following such date. Upon the expiration of such period, this Option shall terminate and cease to be exercisable.

        B. If the Optionee's Employment Termination occurs by reason of death or Permanent Disability, then this Option may be exercised, for one or more of the Option Shares (if any) for which it was exercisable on the date of such Employment Termination (less any Option Shares subsequently purchased by the Optionee prior to death), only during the twelve (12)-month period following such date. Upon the expiration of such period, this Option shall terminate and cease to be exercisable.

        C. Notwithstanding subparagraphs A and B above, in no event may this Option be exercised at any time after the Expiration Date.

        D. In the event of the Optionee's death, this Option may be exercised, subject to the limitations of subparagraphs B and C above, by the executors or administrators of the Optionee's estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance.

        8.  METHOD OF EXERCISE.
            ------------------

        A. Optionee may exercise the Option for any or all of the Option Shares for which the Option is at the time exercisable pursuant to the provisions of Paragraphs 6 and 7 by giving the Company written notice of such exercise in which there is specified the number of Option Shares as to which the Option is so exercised. Such notice shall be accompanied by payment to the Company, either in cash or by check in form satisfactory to the Company, of an amount equal to the sum of the Option Price of the purchased shares of Common Stock plus any amounts required to be withheld pursuant to Paragraph 15.

        B. The Option Price may also be paid in one of the alternative forms specified below, and such form of payment must also accompany the notice of exercise (unless the sale and remittance procedure of clause (iii) below is utilized):

           (i) in whole or in part with shares of Common Stock delivered to the Company in accordance with the terms of the Plan ,

          (ii) through a broker-dealer sale and remittance procedure pursuant to which the Optionee (a) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such

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

     purchase and (b) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction, or

         (iii) with the consent of the Plan Administrator, either (a) by delivery of the Optionee's full-recourse promissory note (in accordance with the terms of the Plan) or (b) on such other basis as the Plan Administrator determines is acceptable.

        9. NON-ASSIGNABILITY OF OPTION. This Option is not assignable or
           ---------------------------
transferable by Optionee except by will or by the laws of descent and distribution following the Optionee's death. During the Optionee's lifetime, the Option is exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this Option, and any levy of execution, attachment or similar process on this Option, shall be null and void.

        10. OPTION ACCELERATION. Provided one of the events specified in clauses
            -------------------
(i) through (iv) below should occur (A) more than six (6) months after the Effective Date and (B) while Optionee is an active Employee, Director or Consultant, then Optionee shall have the right (without regard to either the Normal Exercise or Special Acceleration Schedules set forth in Paragraph 6) to exercise this Option, within the applicable exercise period specified below, for any or all of the Option Shares as fully-vested shares of Common Stock:

            (i) Within thirty (30) days following loss of Employee, Consultant, or Director status due to the consummation of any transaction which (I) is approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company, and (II) caused the Optionee to lose his or her status as an Employee, Consultant, or Director within one year after the closing date of the transaction;

           (ii) Within thirty (30) days following the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two- thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in


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     office as of the date the Board approved such election or nomination;

          (iii) Within thirty (30) days after any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) or any related group of persons (other than such a group that includes the Company) acquires (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or
(B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; or

           (iv) Within the thirty (30)-day period ending with the effective date of any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

        If the Option as so accelerated is not exercised during the applicable thirty (30)-day period described in clause (i) or (iv) above, then the Option shall terminate at the close of business on the last day of such thirty (30)-day period, unless the Option is assumed by the acquiring corporation (or its parent company) in connection with a merger or consolidation in which the Company is not the surviving entity. Should this option not qualify for acceleration under clause (i) or (iv) because it has not been outstanding for at least six (6) months prior to the clause (i) or (iv) event, then this option shall be subject to adjustment under Section 3.1 of Article Two of the Plan, if and to the extent the option is to continue in effect after such clause (i) or (iv) event; otherwise, this option shall terminate upon the occurrence of such clause (i) or
(iv) event.

        11.  RESTRICTION OF ISSUANCE OF SHARES.
             ---------------------------------

        A. LEGALITY OF ISSUANCE. The Company shall not be obligated to sell or
           --------------------
issue any Option Shares pursuant to this Option (the "Exercised Shares") if such sale or issuance would, in the opinion of the Company and the Company's counsel, constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended (the "Act").

        B. REGISTRATION OR QUALIFICATION OF SECURITIES. The Company may, but
           -------------------------------------------
shall not be required to, register, qualify, or perfect an exemption under the Act or any other applicable law for the grant of this Option or the issuance or sale of any Exercised Shares. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this Option or the issuance or sale of any

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Exercised Shares pursuant hereto to comply with any law or to be listed or qualified on any stock exchange.

        12. RESTRICTION ON TRANSFER. Regardless of whether the sale of the
            -----------------------
Exercised Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the Exercised Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities law of any state, or any other law.

        13. STOCK CERTIFICATE RESTRICTIVE LEGENDS. The stock certificates
            -------------------------------------
evidencing the Exercised Shares shall bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

        14. TAX ADVICE. Optionee hereby acknowledges and agrees that the Company
            ----------
has made no warranties or representations to Optionee with respect to the income tax consequences of the transactions contemplated by this Agreement, including (without limitation) the acquisition of the Option Shares upon exercise of this Option in accordance with Paragraph 8, and the Optionee is in no manner relying on the Company or the Company's representatives for an assessment of such tax consequences.

        15. WITHHOLDING OF TAX. In the event the Company determines that it or
            ------------------
any Subsidiary may be required to withhold or collect, as a result of any exercise of this Option or as a result of the disposition of the shares acquired upon such exercise, any local, state, foreign or federal income or other tax, Optionee agrees to make arrangements satisfactory to the Company to meet such withholding or collection requirement.

16.  BINDING EFFECT.  Subject to the limitations set forth in Paragraph 9 of
---  --------------
this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors and assigns of the parties hereto; provided, however, that Optionee may not assign
                               --------
any of Optionee's rights under this Agreement other than as permitted under Paragraph 9.

        17. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in
            ---------------------------------
the Plan shall confer upon the Optionee any right to continue in the service of the Company (or any Subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Subsidiary) or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's status as an Employee or Consultant at any time for any reason whatsoever, with or without cause.

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        18. GOVERNING LAW. This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Utah applicable to contracts entered into and wholly to be performed within the State of Utah by Utah residents.

        19. NOTICES. All notices and other communications under this Agreement
            -------
shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to this Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                        OEC Medical Systems, Inc.
                        384 Wright Brothers Drive
                        Salt Lake City, UT  84116

          Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books.

          Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received unless properly mailed by registered mail, return requested, in which event they shall be deemed received two days after the date of mailing.

        20. PLAN LIMITATIONS. This Agreement and the Option evidenced hereby are
            ----------------
made and granted pursuant to the provisions of the Plan and shall accordingly be subject to the terms, conditions, limitations and restrictions of the Plan. A copy of the Plan shall be made available to Optionee upon written request to the Company at the address specified in Paragraph 19. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding upon all persons having an interest in this Option.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                              OEC MEDICAL SYSTEMS, INC.


                              By:
                                 ---------------------------
                              Title:  President, CEO

          The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.



                              OPTIONEE
                                      ----------------------

Optionee's current address is:


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Soc. Sec. No.
              --- -- ----


                                 ACKNOWLEDGMENT

          Optionee's spouse indicates by the execution of this Acknowledgment his or her consent to be bound by the terms of the foregoing Non-Qualified Stock Option Agreement as to his or her interests, whether as community property or otherwise, if any, in the Option granted hereunder and in any Exercised Shares purchased pursuant to such Option.



                              ------------------------------------------------
                              Optionee's Spouse



                              DATED:               , 199   .
                                    ---------------     --

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